EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 8, 1999, accompanying the consolidated financial statements of Data Systems Network Corporation for the year ended December 31, 1998. These financial statements and our report thereon are included in the Form 8-K filed by Alydaar Software Corporation on April 8, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Alydaar Software Corporation on Form S-3.


/s/ Grant Thornton LLP
GRANT THORNTON LLP
Southfield, Michigan
June 5, 1999